UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Burlington Northern Santa Fe, LLC
(Exact name of registrant as specified in its charter)
Delaware	27-1754839
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ❑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Liability Company Membership Interest
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the limited liability company membership interest of Burlington Northern Santa Fe, LLC (the “Registrant”), which represents the only ownership interest in the Registrant.  National Indemnity Company, an indirect, wholly owned subsidiary of Berkshire Hathaway Inc., is the sole member of the Registrant and owns 100% of the limited liability company membership interest in the Registrant. A description of the characteristics of the limited liability company membership interest in the Registrant is set forth in the Registrant’s Amended and Restated Limited Liability Company Operating Agreement, filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2010, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

3.1
Certificate of Formation of the Registrant, as amended by the Certificate of Merger of Burlington Northern Santa Fe Corporation into R Acquisition Company, LLC, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2010.

3.2
Amended and Restated Limited Liability Company Operating Agreement of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2010.

3.3
Written Consent of the Sole Member, dated April 8, 2010, amending the Registrant's Amended and Restated Limited Liability Company Operating Agreement, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Burlington Northern Santa Fe, LLC
Date:	November 9, 2010	By:	/s/ Thomas N. Hund

			Name:	Thomas N. Hund
			Title:	Executive Vice President and Chief Financial Officer